UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 24, 2012

(Date of earliest event reported)

PENSECO FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

000-23777

(Commission File Number)

PA	23-2939222
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of principal executive offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

The common stock, par value $.01 per share (“Common Stock”), of Penseco Financial Services Corporation (“Penseco”) has been deemed registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This report is filed with the Securities and Exchange Commission for the purpose of updating the description of the Common Stock.

DESCRIPTION OF CAPITAL STOCK

General

Penseco’s articles of incorporation, as amended (the “Articles of Incorporation”) authorize the issuance of up to 15,000,000 shares of common stock, par value $.01 per share. As of April 23, 2012, Penseco had outstanding 3,276,079 shares of common stock.

The following is qualified in its entirety by reference to the Articles of Incorporation, Penseco’s amended and restated bylaws (the “Bylaws”) and by the provisions of applicable law.

Common Stock

Voting Rights. The holders of Penseco common stock possess exclusive voting rights in Penseco. They elect Penseco’s board of directors and act on such other matters as are required to be presented to them under Pennsylvania law or the Articles of Incorporation, or as are otherwise presented to them by the board of directors. Penseco’s shareholders are entitled to cumulate votes for the election of directors. Thus, in an election of directors, each shareholder is permitted to cast the number of votes determined by multiplying the number of shares which such shareholder is entitled to vote by the number of directors to be elected. Such votes may be cast entirely in favor of one candidate or distributed among two or more candidates. For all other votes, each shareholder entitled to vote is entitled to one vote for each share standing in his or her name on the books of the corporation. Each shareholder entitled to vote may vote either in person or by proxy, duly executed in writing, but no proxy shall be valid unless executed within 11 months previous to the meeting, at which it is to be used. Except as discussed under the heading “Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Pennsylvania Law” below or as otherwise provided by applicable law, the acts of the holders of a majority of the shares represented at any meeting at which a quorum is present shall be the acts of the shareholders.

Dividend Rights. Penseco can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of Penseco common stock will be entitled to receive such dividends as may be declared by Penseco’s board of directors out of Penseco’s profits.

Preemptive Rights and Liquidation. No preemptive rights, liquidation rights or sinking fund provisions apply to Penseco’s common stock. All outstanding shares of common stock are fully paid and non-assessable. In the event of Penseco’s liquidation, dissolution or winding up, holders of Penseco’s common stock are entitled to share ratably in the assets available for distribution.

Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Pennsylvania Law

The Articles of Incorporation and Bylaws as well as laws of the Commonwealth of Pennsylvania contain various provisions intended to promote stability of Penseco’s shareholder base and render more difficult certain unsolicited or hostile attempts to take it over which could disrupt Penseco, divert the attention of Penseco’s directors, executive officers and employees and adversely affect the independence and integrity of Penseco’s business. A summary of these provisions of the Articles of Incorporation, Bylaws, and Pennsylvania law is set forth below.

Classified Board; Removal of Directors. Penseco has a classified board of directors consisting of four classes, each serving four year terms, so that approximately one-fourth of the directors are elected at each annual meeting of shareholders. The Bylaws provide that changes to the board of director requirements regarding the classes or terms of offices require the affirmative vote of three-fourths of the outstanding shares of stock.

Vacancies on Penseco’s board of directors caused by the death, resignation, or disqualification of a director, an increase in the number of directors, or otherwise, may be filled by the remaining members of the board, though less than a quorum, and each person so elected shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for the class for which such person was chosen expires, and until such person’s successor has been selected and qualified. The Bylaws also provide that each director must be a shareholder of Penseco.

These provisions of the Bylaws would preclude a third party from removing incumbent directors and simultaneously gaining control of Penseco’s board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Penseco’s board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Penseco.

Special Shareholders’ Meetings and Right to Act by Written Consent. The Bylaws provide that special meetings of the Penseco shareholders may only be called by Penseco’s president, the chairman of the board, or the board of directors. Penseco’s shareholders are not generally permitted to call, or to require that the board of directors call, a special meeting of shareholders.

Procedures for Shareholder Nominations and Proposals. The Bylaws provide that nominations of persons for election to the board of directors of Penseco and proposals for other business may be made (1) by or at the direction of the board of directors; or (2) by any shareholder of Penseco who was a shareholder of record at the time of giving of notice for the meeting, who is entitled to vote at the meeting and who timely provides a proper shareholder’s notice to the Secretary of Penseco in accordance with the Bylaws. This notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to

Regulation 14A under the Exchange Act; (2) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination; and (3) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of Penseco if so elected. As to any other business that the shareholder proposes to bring before the meeting, this notice shall set forth (1) a brief description of the business a shareholder desires to bring before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (a) the name and address of such shareholder, as they appear on Penseco’s books, and of such beneficial owner; (b) the class and number of shares of Penseco which are owned beneficially and of record by such shareholder and such beneficial owner; and (c) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting. To be timely, a shareholder’s notice must be in writing and received by the Secretary of Penseco at its principal office not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by Penseco. Notwithstanding the foregoing, if Penseco is required under Rule 14a-8 under the Exchange Act to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice with respect to such proposal.

By requiring advance notice of nominations by Penseco’s shareholders, this procedure affords Penseco’s board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by Penseco’s board of directors, to inform shareholders about such qualifications. By requiring advance notice of other proposed business, this shareholder notice procedure provides a more orderly procedure for conducting annual meetings of Penseco’s shareholders and, to the extent deemed necessary or desirable by Penseco’s board of directors, provides Penseco’s board of directors with an opportunity to inform Penseco’s shareholders, prior to such meetings, of the board of directors’ position regarding action to be taken with respect to such business, so that Penseco’s shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although the Bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, the chairman of any such meeting at which such proposal is brought has the power to determine compliance with the shareholder notice procedure described above. The Bylaws also may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Penseco and its shareholders.

Authorized But Unissued Shares. The authorized but unissued shares of Penseco’s common stock are available for future issuance without shareholder approval, subject to various limitations imposed by applicable law. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of Penseco by means of a proxy context, tender offer, merger or otherwise.

Merger, Consolidation, Liquidation or Dissolution of Penseco. The Articles of Incorporation provide that no merger, consolidation, liquidation or dissolution of Penseco nor any action that would result in the sale or other disposition of all or substantially all of the assets of Penseco shall be valid unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock. In addition, the Articles of Incorporation provide that the foregoing provision shall not be amended unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock.

In addition, the Articles of Incorporation further provide that the board of directors may, if it deems it advisable, oppose a tender offer for Penseco’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. In considering whether to oppose any of the aforesaid offers, the board of directors may, but is not legally obligated to, consider any pertinent issue which may include, but are not limited to, any of the following:

•	whether the offer price is acceptable based on the historical and present operating results or financial condition of Penseco;

•	whether a more favorable price could be obtained for Penseco’s securities in the future;

•	the impact which an acquisition of Penseco would have on its employees, depositors and customers and its subsidiaries and the communities which they serve;

•

the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of Penseco and its subsidiaries and the future value of Penseco’s stock;

•

the value of the securities (if any) which the offeror is offering in exchange for Penseco’s securities, based on an analysis of the worth of Penseco as compared to the corporation or other entity whose securities are being offered; and

•	any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following:

•	advising shareholders not to accept the offer;

•	litigation against the offeror;

•	filing complaints with all government and regulatory authorities;

•	acquiring the corporation’s securities;

•	selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto;

•	acquiring a company to create antitrust or other regulatory problem for the offeror; and

•	obtaining a more favorable offer from another individual or entity.

The existence of these provisions could make it more difficult or discourage an attempt to obtain control of Penseco by means of a proxy context, tender offer, merger or otherwise.

Pennsylvania Anti-Takeover Law. Penseco is subject to certain anti-takeover provisions under Pennsylvania law.

Under Subchapters F, G and H of Chapter 15 of the Pennsylvania Business Corporation Law (the “PBCL”), certain anti-takeover provisions apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to:

•	control share acquisitions;

•	disgorgement of profits by certain controlling persons;

•	business combination transactions with interested shareholders; and

•

the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections. Penseco is a registered corporation and has not opted out of any of these anti-takeover provisions. A general summary of these applicable anti-takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to at least 20%, 33 1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares shall not vote either until their voting rights have been restored by two separate votes of the shareholders, described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of an absolute majority of all voting power must be obtained. All voting shares are entitled to participate in this vote. Second, the approval of an absolute majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (1) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (2) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (1) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation, or (2) any person or group publicly discloses that the person or group may acquire control of the corporation, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or who is an affiliate or associate of such corporation and was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes at any time within the five year period immediately prior to the date in question becomes an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•

the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•	the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders or any affiliate or associate of such interested shareholder, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (1) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (2) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction. Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Craig W. Best
Craig W. Best
President and CEO
(Principal Executive Officer)

Date: April 24, 2012